EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-184522, No. 333-203173 of Berry Global Group Inc. of our report dated September 13, 2019 relating to the financial statements of RPC Group Plc, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Birmingham, United Kingdom
September 13, 2019